Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-56277, 333-19529, 33-54014, 33-54018, 33-41846, and 33-15474 of Azul
Holdings Inc. on Forms S-8 of our report dated June 29, 2001, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern) appearing in their Annual Report on Form 10-K of Azul Holdings Inc. for the year ended March 31, 2001.


DELOITTE & TOUCHE LLP

Denver, Colorado
July 16, 2001